EXHIBIT 4.8

      THIS SECOND SUPPLEMENTAL INDENTURE dated as of December 3, 1996, among BANK UNITED CORP., formerly named USAT Holdings Inc., a Delaware corporation (the "Company"), BNKU HOLDINGS, INC., a Delaware corporation ("BNKU Holdings") and THE BANK OF NEW YORK, a banking corporation duly organized and existing under the laws of the State of New York, as trustee under the Indenture referred to below (the Trustee").

                                  WITNESSETH

      WHEREAS, the Company and the Trustee are parties to an Indenture, dated as of May 15, 1993, and a First Supplemental Indenture dated as of January 23, 1995 (collectively, the "Indenture"), relating to the Company's 8.05% Senior Notes due May 15, 1998 (the "Securities");

      WHEREAS, substantially all of the Company's consolidated properties and assets consist of Two Million Eight Hundred Seventeen Thousand Seven Hundred Sixty Eight (2,817,768) shares (the "Shares") of common stock, $0.01 par value, of Bank United, a federally chartered savings bank, representing all of the outstanding common stock of Bank United;

      WHEREAS, BNKU Holdings, a Wholly Owned Subsidiary of the Company, was formed for the sole purpose of holding the Shares;

      WHEREAS, the Company intends to enter into a Stock Transfer Agreement with BNKU Holdings, under which it will transfer the Shares to BNKU Holdings;

      WHEREAS, Section 801 of the Indenture requires that in connection with the transfer of the Shares BNKU Holdings shall assume by an indenture supplemental to the Indenture the due and punctual payment of the principal (and premium, if any) and interest on the Securities and the performance of every covenant of the Indenture on the part of the Company to be performed or observed; and

      WHEREAS, the consent of the Holders of the Outstanding Securities is not required to enter into this Second Supplemental Indenture;

      NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Company, BNKU Holdings and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Securities as follows:

      Section 1. SUBSTITUTION AND ASSUMPTION OF OBLIGATIONS. In accordance with
Section 801 of the Indenture, BNKU Holdings hereby assumes the due and punctual payment of the principal (and premium, if any) and interest on the Securities and the performance of every covenant of the Indenture on the part of the Company to be performed or observed.

      Section 2. COMPANY TO REMAIN OBLIGATED. Notwithstanding Section 802 of the Indenture, which provides that the Company shall be relieved of all obligations and covenants under the Indenture and the Securities upon a transfer of all or substantially all of its properties and assets as an entirety, the Company shall take no action with respect to the shares of capital stock of BNKU Holdings that it would not have been permitted to take with respect to the Shares prior to the date hereof,

      Section 3. MISCELLANEOUS. The Trustee accepts the trusts hereunder and agrees to perform the same, but only upon the terms and conditions set forth in the Indenture and in this Second Supplemental Indenture, to all of which the Company agrees. The provisions of this Second Supplemental Indenture shall become effective

      Section 4. GOVERNING LAW. This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York

                                    BANK UNITED CORP.

(CORPORATE SEAL)
                                    By:              /s/  Barry C. Burkholder
                                           Name:        Barry C. Burkholder
                                           Title:           President

Attest:

By:         /s/ Randolph C. Henson
       Name:     Randolph C. Henson
       Title:     Corporate Secretary

                                    BNKU HOLDINGS, INC.

(CORPORATE SEAL)
                                    By:            /s/ Jonathon K. Heffron
                                           Name:     Jonathon K. Heffron
                                           Title:       Vice President

Attest:

By:         /s/ Randolph C. Henson
       Name:     Randolph C. Henson
       Title:     Corporate Secretary


                                 THE BANK OF NEW YORK

(CORPORATE SEAL)
                                 By:               /s/ Remo J. Reale
                                        Name:        Remo J. Reale
                                        Title:          Assistant Vice President

Attest:

By:         /s/ Mary La Gumina
       Name:     Mary La Gumina
       Title:     Assistant Vice President

                                ACKNOWLEDGMENTS

STATE OF TEXAS
COUNTY OF HARRIS

            On the 3rd day of December, 1996, before me personally came Barry C. Burkholder, to me known, who, being by me duly sworn, did depose and say that he is President of BANK UNITED CORP., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

Kathlynn L. Cantu                            /s/ Kathlynn L. Cantu
Notary Public, State of Texas
My Commission Expires
December 4, 1997
                                ACKNOWLEDGMENTS

STATE OF TEXAS
COUNTY OF HARRIS

            On the 3rd day of December, 1996, before me personally came Jonathon
K. Heffron, to me known, who, being by me duly sworn, did depose and say that he is Vice President of BNKU HOLDINGS, INC., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

Kathlynn L. Cantu                            /s/ Kathlynn L. Cantu
Notary Public, State of Texas
My Commission Expires
December 4, 1997

                                ACKNOWLEDGMENTS

STATE OF NEW YORK
COUNTY OF NEW YORK

            On the 3rd day of December, 1996, before me personally came Remo J. Reale, to me known, who, being by me duly sworn, did depose and say that he is Assistant Vice President of THE BANK OF NEW YORK, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

                                           /s/ William J. Cassels
                                          William J. Cassels
                                          Notary Public, State of New York
                                          No. 01CA5027729
                                          Qualified in Bronx County
                                          Certificate Filed in New York County
                                          Commission Expires May 16, 1998

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